UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) March 12, 2007

EQUITY ONE, INC.
(Exact Name of Registrant as Specified in Its Charter)

Maryland
(State or Other Jurisdiction of Incorporation)

001-13499	52-1794271
(Commission File Number)	(IRS Employer Identification No.

1600 NE Miami Gardens Drive
North Miami Beach, Florida 33179
(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (305) 947-1664

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On March 12, 2007, David Briggs, the Vice President, Treasurer and Chief Accounting Officer of Equity One, Inc. (the “Company”) entered into a Mutual General Release and Non-Disparagement Agreement with the Company (the “Release Agreement”) terminating his employment with the Company. Pursuant to the terms of the Release Agreement, the Company acknowledged its obligations, pursuant to Mr. Briggs employment agreement, to accelerate the vesting requirements on all unvested shares of the Company’s restricted common stock that had been previously granted to Mr. Briggs, accelerate the vesting requirements on all unvested options to purchase shares of the Company’s common stock that had been previously awarded to Mr. Briggs and pay Mr. Briggs a separation payment.

Following the termination of Mr. Briggs’ employment, the Company appointed Deborah Cheek as Vice President and Chief Accounting Officer of the Company, reporting to Gregory Andrews, the Company's Chief Financial Officer and Principal Accounting Officer. Prior to joining the Company, Ms. Cheek served as Chief Accounting Officer of Mid-Atlantic Realty Trust and Finance Director for the Mid-Atlantic Region of Kimco Realty Corporation.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUITY ONE, INC.

Date:  March 16, 2007                                                                          By:_/s/ Gregory R. Andrews
Gregory R. Andrews
Chief Financial Officer